                    SEI INVESTMENTS COMPANY AND SUBSIDIARIES
                    ----------------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                   FOR THE THREE-MONTH PERIOD ENDED MARCH 31,
                   ------------------------------------------




                                         1997                 1996
                                      -----------          -----------

Earnings per common and common
  equivalent share (Primary EPS):

  Net income                          $ 4,801,000          $ 5,793,000
                                      -----------          -----------

  Weighted average number of
  shares issued and outstanding        18,532,000           18,509,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the average market price
  during the period) of
  outstanding options                     730,000              973,000
                                      -----------          -----------

  Adjusted weighted average number
  of shares outstanding                19,262,000           19,482,000
                                      -----------          -----------

  Earnings per common and common
  equivalent share                    $       .25          $       .30
                                      -----------          -----------


                    SEI INVESTMENTS COMPANY AND SUBSIDIARIES
                    ----------------------------------------

                  EXHIBIT 11 - EARNINGS PER SHARE CALCULATION
                  -------------------------------------------

                   FOR THE THREE-MONTH PERIOD ENDED MARCH 31,
                   ------------------------------------------




                                                      1997            1996
                                                   -----------     -----------

Earnings per common and common
  equivalent share, assuming full dilution
  (Fully diluted EPS):

  Net income                                       $ 4,801,000     $ 5,793,000
                                                   -----------     -----------

  Weighted average number of
  shares issued and outstanding                     18,532,000      18,509,000

  Dilutive effect (excess of
  number of shares issuable over
  number of shares assumed to be
  repurchased with the proceeds,
  using the higher of the average market price
  or ending price during the period) of
  outstanding options                                  730,000         973,000
                                                   -----------     -----------

  Adjusted weighted average number
  of shares outstanding, assuming full dilution     19,262,000      19,482,000
                                                   -----------     -----------

  Earnings per common and common
  equivalent share, assuming full dilution         $       .25     $       .30
                                                   -----------     -----------


                                       18